Exhibit 5.1

New York

601 Lexington Avenue
31st Floor
New York, NY 10022

www.freshfields.com

Stagwell Inc.
One World Trade Center, Floor 65
New York, New York 10007

October 12, 2021

Ladies and Gentlemen:

We are acting as counsel to Stagwell Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended from time to time, the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and resale of up to 228,010,262 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”).

The Shares offered pursuant to the Registration Statement include (i) an aggregate of 27,091,465 outstanding shares of Class A Common Stock (the “Outstanding Shares”), (ii) an aggregate of 179,970,051 shares of Class A Common Stock issuable in exchange for certain units (the “Units”) of Midas OpCo Holdings LLC, a Delaware limited liability company, together with a corresponding number of shares (the “Class C Shares”) of the Company’s Class C common stock, par value $0.00001 per share (such shares of Class A Common Stock, the “Class C Conversion Shares”), and (iii) an aggregate of 20,948,746 shares of Class A Common Stock issuable upon the conversion of the outstanding shares of the Company’s Series 8 Preferred Stock, par value $0.001 per share (the “Series 8 Conversion Shares”), to be sold by the selling stockholders named in the Registration Statement.

This opinion is confined to the General Corporation Law of the State of Delaware, as currently in effect. Accordingly, we express no opinion herein with regard to any other laws. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

In addition, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon oral or written statements and representations of public officials, officers and other representatives of the Company. We have also assumed the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

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Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion, that:

1.	The Outstanding Shares to be offered pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

2.	The Class C Conversion Shares to be offered pursuant to the Registration Statement, when issued in exchange for Units, together with a corresponding number of Class C Shares, in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Midas OpCo Holdings LLC, will be validly issued, fully paid and nonassessable.

3.	The Series 8 Conversion Shares to be offered pursuant to the Registration Statement, when issued in accordance with the terms of the Amended and Restated Certificate of Designation of Series 8 Convertible Preferred Stock, will be validly issued, fully paid and nonassessable.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Registration Statement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely yours,

/s/ Freshfields Bruckhaus Deringer US LLP